Exhibit 23.03

Clay Thomas, P.C.

Certified Public Accountant

8302 Hausman Road West, No. 518

San Antonio, Texas 78249

(210) 908-9536 (office)

(210) 908-9344 (fax)

To the Board of Directors

iVoice Ideas, Inc.

Austin, Texas

CONSENT OF INDEPENDENT ACCOUNTANTS

I hereby consent to the incorporation of audited financial statement information for December 31, 2011 and my audit Review Report for the period ending June 30, 2012 and from inception to June 30, 2012 relating to the financial statements and financial statement schedules for these periods.

Respectfully,

//s// Clay Thomas

Clay Thomas, P.C.

August 1, 2012